Nektar Therapeutics Creates New PEGylation and Pulmonary
Research Units to Drive Innovative Technology-Based Product Pipeline

San Carlos, Calif., September 18, 2007 -- Nektar Therapeutics (Nasdaq:NKTR) announced today that it has created two new Research Units to drive the company's research initiatives under Nektar's PEGylation and Pulmonary Business Unit Heads. The new structure aligns Nektar's research activities with its strategic business objectives, and will allow for better decision-making and portfolio prioritization. The company has also appointed two Vice Presidents to head its new Research Units.

Tim Riley, Ph.D., is being promoted to serve as Vice President of the PEGylation Research Unit reporting to Hoyoung Huh, M.D., Ph.D., Nektar's Chief Operating Officer and Head of Nektar's PEGylation Business Unit. Riley will head research activities for all product candidates using Nektar's proprietary PEGylation technology platform, including Nektar PEG small molecule products in the areas of oncology and CNS/pain.

John "Jay" M. Sisco, Ph.D., is being promoted to serve as Vice President of the Pulmonary Research Unit reporting to Nevan Elam, Senior Vice President and Head of Nektar's Pulmonary Business Unit. In his new role, Sisco will lead the company's research activities for all product candidates that leverage Nektar's proprietary Pulmonary technology platform, including the company's inhaled antibiotic programs.

"We continue to implement change at Nektar that emphasizes strong management and efficient decision-making," said Howard W. Robin, Nektar President and Chief Executive Officer. "The new PEGylation and Pulmonary Research Units will allow us to focus our research initiatives, and strengthen our ability to bring high-value product candidates into the clinic. Both Tim and Jay bring deep backgrounds in pharmaceutical research, as well as strong leadership skills, to their new roles."

As part of the organizational change, the company also announced that David Johnston, Ph.D., Nektar's former Senior Vice President of Research and Development, will be leaving the company to pursue other interests.

"I would like to thank David for his contribution to advancing Nektar's partnered and proprietary pipelines over the last three years," Robin said. "We wish him success in the future."

Tim Riley is an accomplished scientist with diverse experience in drug discovery, intellectual property development, medicinal chemistry and process scale-up. He has played a key role in Nektar's PEGylation programs and intellectual property portfolio. Riley also has expertise in nucleotide technology and oligonucleotide chemistry related to siRNA. Prior to joining Nektar, he held leadership roles with a variety of companies including Chimerix Inc., Oasis Biosciences (co-founder), Genta Incorporated, JBL Scientific, Inc. (now Promega Biosciences), and ICN Pharmaceuticals (now Valeant). Riley holds a Ph.D. in Organic Chemistry from Brigham Young University.

Jay Sisco is a respected expert in pharmaceutical research and development, manufacturing and intellectual property creation. Sisco brings to Nektar strong pharmaceutical experience including leadership and research roles with Pfizer Global Research and Development, Oread/CytRx Corporation, GLAXO Research Institute, Boehringer Ingelheim and Schering-Plough. He is a former President of the American Association of Pharmaceutical Scientists and continues to serve in a leadership role with the Association. He holds a Ph.D. in Pharmaceutical Chemistry from the University of Kansas.

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements that reflect the company's current views and expectations regarding the potential impact of organizational changes on the company's business. These forward-looking statements involve risks and uncertainties, including but not limited to, the company's ability to effectively capitalize on the organizational changes to realize anticipated business efficiencies. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission; including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Tim Warner (650) 283-4915 or twarner@nektar.com; Stephan Herrera (415) 488-7699 or sherrera@nektar.com; Jennifer Ruddock (650) 631-4954 or jruddock@nektar.com

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